Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 206 Van Vorst Street Jersey City, NJ 07302 www.belfuse.com tel 201.432.0463 fax 201.432.9542
Investor Contact: Darrow Associates tel 516.419.9915 pseltzberg@darrowir.com	Company Contact: Daniel Bernstein President ir@belf.com

Bel Reports First Quarter 2020 Results

JERSEY CITY, NJ, Friday, May 1, 2020 -- Bel Fuse Inc. (Nasdaq: BELFA and BELFB), a designer, manufacturer and provider of products that power, protect and connect electronic circuits, today announced preliminary financial results for the first quarter of 2020.

First Quarter 2020 Highlights

•	Net sales of $104.0 million, down 17.1% from Q1-19
•	Gross profit margin of 24.2%, down from 24.5% in Q1-19
•	Net loss of $3.8 million, as compared with net earnings of $1.1 million in Q1-19
•	CUI acquisition in December 2019 contributed $8.2 million to Q1-20 sales at a gross profit margin of 36.8%
•	Backlog of $191.2 million at March 31, 2020, up 19% from year-end
•	Cash flow provided by operating activities of $8.1 million

Non-GAAP financial measures, such as Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA, exclude the impact of acquisition-related costs and restructuring charges. Please refer to the financial information included with this press release for reconciliations of GAAP financial measures to Non-GAAP financial measures and our explanation of why we present Non-GAAP financial measures.

CEO Comments

Daniel Bernstein, President and CEO, said, “Our focus during much of the first quarter has been on the continued safety and well-being of our associates around the world in light of COVID-19.  The majority of the products manufactured by Bel are utilized in military, medical and networking applications, and are therefore deemed essential by the various jurisdictions in which we operate. We have implemented significant protective measures throughout our facilities, including travel and visitor restrictions, work from home policies, employee screenings, social distancing and use of face coverings as we continue to service our customers.  While this remains a fluid situation that evolves daily, as of today, we are pleased to report that all of our manufacturing sites are operating, with the majority of them at or near normal production rates.  I want to extend a sincere thank you to the manufacturing associates in each of Bel's factories around the world who continue to come to work each day with courage and dedication to our Company and our customers.

"Our first quarter financial results reflect the extended closure of our facilities in China earlier in the quarter due to the outbreak of COVID-19 and the related impact to our supply chain.  This led to a portion of scheduled shipments being deferred to the second quarter, and cost approximately $14-$17 million in first quarter sales.  In addition to the effects from such deferred shipments, the Company also incurred additional indirect COVID-19 related costs, including operational inefficiencies and employee retention programs in the quarter.  These costs were partially offset by COVID-19 relief funding received from the Chinese government during the quarter.

“We've seen positive signs in Bel's underlying business as we enter the second quarter.  Orders received in the first quarter of 2020 were the highest since the third quarter of 2018, indicating that the excess inventory in the supply channel from 2019 has been worked through, and our customers and distribution partners are starting to place replenishment orders again.  Further, our acquisition of CUI in late 2019 was accretive to Bel's earnings during the first quarter, generating $8.2 million in sales and contributing $865,000 of operating income.  CUI bookings during the first quarter were over $11 million, one of their highest booking quarters in history, which was a contributing factor to Bel's consolidated book-to-bill ratio of 1.3 for the first quarter. Based on the above factors, we currently anticipate an improvement in sales and financial results in the second quarter as compared to the first quarter.  However, beyond the second quarter, we have limited visibility due to the evolving COVID-19 environment.” concluded Mr. Bernstein.

Financial Summary

All comparative percentages are on a year-over-year basis, unless otherwise noted.

First Quarter 2020 Results

Net Sales

Net sales were $104.0 million, down $21.4 million, or 17.1%, from last year’s first quarter.

•	By geographic area: Europe sales were down by 22.3%, North America sales declined by 7.8% and Asia sales were lower by 29.8%.
•	By product segment: Connectivity Solutions sales declined by 11.9%, Magnetic Solutions sales were lower by 24.8% and Power Solutions and Protection sales were down by 15.6%.

Gross Profit

Gross profit margin decreased to 24.2%, from 24.5% in the first quarter of 2019, primarily due to the lower sales base in the first quarter of 2020, resulting in lower fixed cost absorption within cost of sales.  The financial impact of the extended Lunar New Year holiday and other operational inefficiencies at our facilities in Asia related to COVID-19 was largely offset by $2.2 million of stimulus funding received from the Chinese government during the first quarter of 2020 associated with COVID-19 relief programs.

Selling, General and Administrative Expenses (SG&A)

SG&A expenses were $22.1 million, up $2.8 million from the first quarter of 2019. Included within SG&A expenses is a loss on the cash surrender value of company-owned life insurance (COLI) policies of $2.0 million in the first quarter of 2020 compared to a gain on these policies of $1.0 million in the first quarter of 2019.  Excluding the effects of market fluctuations of our COLI policies, SG&A expense was largely the same in the first quarter of 2020 as compared to the same period of 2019, as incremental SG&A expense from the recently acquired CUI business were offset by lower travel expense and other cost containment efforts.

Operating (Loss) Income

Operating (loss) income was $(3.1) million, down from $3.4 million in the first quarter of 2019, with an operating margin of -3.0% compared to 2.7% in the first quarter of 2019.

Income Taxes

The provision (benefit) for income taxes was $(0.8) million in the first quarter of 2020, compared to less than $0.1 million in the same period of 2019.  This resulted in an effective tax rate of 16.9% during the first quarter of 2020, compared to an effective tax rate of 3.3% during the same quarter last year.  The effective tax rate for the first quarter of 2020 reflects a reduction in GILTI tax as compared to the same quarter of 2019, as well as tax benefits recognized from federal legislation (the CARES Act) and adjustments to valuation allowances in the first quarter of 2020.

Net (Loss) Earnings

The above factors resulted in net loss of $(3.8) million in the first quarter of 2020 as compared with net earnings of $1.1 million in the first quarter of 2019.

Balance Sheet Data

As of March 31, 2020, working capital was $188.2 million, including $68.4 million of cash and cash equivalents with a current ratio of 3.5-to-1.  In comparison, as of December 31, 2019, working capital was $193.0 million, including $72.3 million of cash and cash equivalents with a current ratio of 3.1-to-1.  Total debt at March 31, 2020, net of deferred financing costs, declined to $135.1 million as compared to $143.7 million at December 31, 2019, primarily due to a voluntary prepayment of $8.2 million made in connection with the amendment to the Company's credit agreement in February 2020.

Conference Call

Bel has scheduled a conference call at 11:00 a.m. ET today.  To participate in the conference call, investors should dial 888-394-8218, or 323-794-2590 if dialing internationally. The presentation will additionally be broadcast live over the Internet and will be available at https://ir.belfuse.com/events-and-presentations. The webcast will be available via replay for a period of 20 days at this same Internet address.  For those unable to access the live call, a telephone replay will be available at 844-512-2921, or 412-317-6671 if dialing internationally, using access code 1896455 after 2:00 p.m. ET, also for 20 days.

About Bel

Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits.  These products are primarily used in the networking, telecommunications, computing, military, aerospace, medical, transportation and broadcasting industries.  Bel's product groups include Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components), Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), and Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies).  The Company operates facilities around the world.

Forward-Looking Statements

Non-historical information contained in this press release (including the statements regarding positive signs in Bel's underlying business, the placement of replenishment orders and the anticipated improvement in sales and financial results in the second quarter of 2020 as compared to the first quarter of 2020) are forward-looking statements (as described under the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. Actual results could differ materially from Bel's projections. Among the factors that could cause actual results to differ materially from such statements are: the market concerns facing our customers; the continuing viability of sectors that rely on our products; the impact of public health crises (such as the governmental, social and economic effects of COVID-19); the effects of business and economic conditions; difficulties associated with integrating previously acquired companies; capacity and supply constraints or difficulties; product development, commercialization or technological difficulties; the regulatory and trade environment; risks associated with foreign currencies; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; the impact of changes to U.S. trade and tariff policies; and the risk factors detailed from time to time in the Company's SEC reports. In light of the risks and uncertainties impacting our business, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward looking statements.

Non-GAAP Financial Measures

The Non-GAAP measures identified in this press release as well as in the supplementary information to this press release (Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA) are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP").  These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our Non-GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation.  We present results adjusted to exclude the effects of certain unusual or special items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods.  We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Website Information

We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

[Financial tables follow]

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2020	2019

Net sales	$103,978	$125,389
Cost of sales	78,866	94,645
Gross profit	25,112	30,744
As a % of net sales	24.2%	24.5%

Research and development costs	6,059	7,184
Selling, general and administrative expenses	22,062	19,225
As a % of net sales	21.2%	15.3%
Restructuring charges	128	946

(Loss) income from operations	(3,137)	3,389
As a % of net sales	-3.0%	2.7%

Interest expense	(1,351)	(1,440)
Other income/expense, net	(88)	(779)
(Loss) earnings before benefit for income taxes	(4,576)	1,170

(Benefit from) provision for income taxes	(772)	39
Effective tax rate	16.9%	3.3%
Net (loss) earnings	$(3,804)	$1,131
As a % of net sales	-3.7%	0.9%

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,145	2,175
Class B common shares - basic and diluted	10,123	10,089

Net (loss) earnings per common share:
Class A common shares - basic and diluted	$(0.30)	$0.08
Class B common shares - basic and diluted	$(0.31)	$0.09

(1) The supplementary information included in this press release for 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$68,431	$72,289
Accounts receivable, net	69,070	76,092
Inventories	104,313	107,276
Other current assets	23,091	27,524
Total current assets	264,905	283,181
Property, plant and equipment, net	40,861	41,943
Right-of-use assets	15,959	18,504
Goodwill and other intangible assets, net	92,434	94,357
Other assets	29,960	30,932
Total assets	$444,119	$468,917

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$38,800	$44,169
Current portion of long-term debt	817	5,489
Operating lease liability, current	6,123	7,377
Other current liabilities	30,936	33,183
Total current liabilities	76,676	90,218
Long-term debt	134,258	138,215
Operating lease liability, long-term	10,080	11,751
Other liabilities	61,273	60,682
Total liabilities	282,287	300,866
Stockholders' equity	161,832	168,051
Total liabilities and stockholders' equity	$444,119	$468,917

(1) The supplementary information included in this press release for 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Net (Loss) Earnings to EBITDA and Adjusted EBITDA(2)
(in thousands, unaudited)

	Three Months Ended
	March 31,
	2020	2019

GAAP Net (loss) earnings	$(3,804)	$1,131
Interest expense	1,351	1,440
(Benefit from) provision for income taxes	(772)	39
Depreciation and amortization	4,126	4,110
EBITDA	$901	$6,720
% of net sales	0.9%	5.4%

Unusual or special items:
Acquisition-related costs	186	-
ERP system implementation consulting costs	-	984
Restructuring charges	128	946

Adjusted EBITDA	$1,215	$8,650
% of net sales	1.2%	6.9%

(1) The supplementary information included in this press release for 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net (loss) earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Measures to Non-GAAP Measures(2)
(in thousands, unaudited)

The following tables detail the impact that certain unusual or special items had on the Company's net (loss) earnings per common Class A and Class B basic and diluted shares ("EPS") and the line items in which these items were included in the condensed consolidated statements of operations.

	Three Months Ended March 31, 2020					Three Months Ended March 31, 2019
Reconciling Items	(Loss) earnings before taxes	(Benefit from) provision for income taxes	Net (loss) earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$(4,576)	$(772)	$(3,804)	$(0.30)	$(0.31)	$1,170	$39	$1,131	$0.08	$0.09
Items included in SG&A expenses:
Acquisition-related costs	186	43	143	0.01	0.01	-	-	-	-	-
ERP system implementation consulting costs	-	-	-	-	-	984	185	799	0.06	0.07
Restructuring charges	128	29	99	0.01	0.01	946	218	728	0.06	0.06
Non-GAAP measures	$(4,262)	$(700)	$(3,562)	(0.28)	(0.29)	$3,100	$442	$2,658	0.20	0.22

(1) The supplementary information included in this press release for 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

(3) Individual amounts of earnings per share may not agree to the total due to rounding.